UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 2, 2019

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770 Pittsburgh, Pennsylvania	15213
(Address of Principal Executive Offices)	(Zip Code)
(412) 621-0902
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2019, John Busshaus, Chief Financial Officer of Liberated Syndication Inc, a Nevada corporation (“Liberated Syndication” or the “Company”) resigned from such position with the Company, effective upon the entry of the order described below and related court approval. The Board of Directors of the Company accepted Mr. Busshaus’ resignation letter and appointed Mr. Gabriel Mosey as interim Chief Financial Officer, in each case effective upon such order having been entered. Pending such effective date, the Company has eliminated Mr. Busshaus' responsibility for financial reporting and related functions and responsibilities that he performed as CFO. In his capacity as interim Chief Financial Officer, Mr. Mosey will succeed Mr. Busshaus as the principal financial officer and principal accounting officer of the Company. The Company has initiated a search for a permanent Chief Financial Officer. This transition did not arise from any issues involving Liberated Syndication’s financial results, business practices, internal controls or financial reporting procedures.

Mr. Mosey, age 35, has served as the Company’s Controller since May 2018 and was previously an auditor at PPG Industries, Inc. and Ernst & Young. Mr. Mosey earned his Bachelor of Accounting degree from Utah Valley University and a Master of Accounting degree from Duquesne University.

Item 7.01 Regulation FD Disclosure.

On September 30, 2019, the Securities and Exchange Commission (“SEC”) filed a complaint in the Southern District of New York regarding certain actions by Christopher Spencer and John Busshaus involving the Company’s previous parent company, FAB Universal Corp. (“FAB”). The Company understands that the SEC is in the process of filing settled charges arising out of the complaint for court approval and expects that public notice regarding such settlement will appear shortly on the SEC’s website.

According to the SEC’s complaint, between 2012 and 2013, Mr. Spencer and Mr. Busshaus the former Chief Executive Officer and former Chief Financial Officer of FAB, respectively, negligently used a series of misrepresentations about the capabilities and growth prospects of a central component of FAB’s business in China, namely FAB’s multi-media kiosk business. At the time, Mr. Spencer and Mr. Busshaus believed they were acting properly in receiving and reviewing information provided by FAB’s accounting and financial personnel located in China and relying upon this information prior to making these representations, and have accepted the SEC’s offer of settlement without admitting or denying the allegations or findings contained in the complaint. The settlement is not expected to prevent Mr. Spencer or Mr. Busshaus from serving as an officer or director of a public company, although Mr. Busshaus, who holds an inactive CPA license, has agreed to a suspension from appearing or practicing as an accountant before the SEC, for which he can apply for reinstatement in two years. The order suspending Mr. Busshaus from appearing or practicing as an accountant before the SEC is expected to be entered after the court enters judgment in this matter.

The information included in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

October 2, 2019	By:	/s/ Christopher Spencer
	Name:	Christopher Spencer
	Title:	Chief Executive Officer